Exhibit 10.24

EXECUTION VERSION

AMENDMENT NO. 1 TO
AMENDED AND RESTATED SERIES A-1 PREFERRED SHARE INVESTOR RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Amendment”) is made as of December 20, 2021 by and among Four Springs Capital Trust, a Maryland real estate investment trust (the “Company” or the “Trust”), Goldman Sachs Asset Management, L.P. (“GSAM”) and the Persons listed on the Schedule of Investors attached hereto as Schedule I (collectively referred to herein as “Investors” and individually as an “Investor”). This Amendment amends that certain Amended and Restated Investor Rights Agreement, dated as of May 3, 2021, among the Company and the Investors set forth therein (the “Investor Rights Agreement”). Unless otherwise defined in this Agreement, certain capitalized terms contained herein have the meanings set forth in the Investor Rights Agreement.

WHEREAS, in order to preserve the right of the Investors to nominate a trustee to serve on the Board of Trustees of the Trust and appoint an observer to the Board of Trustees of the Trust, after the completion of the Trust’s currently planned initial public offering of its common shares of beneficial ownership, par value $0.001 per share (the “IPO”), the Company and the Investors have agreed that this Amendment shall govern certain matters relating to the relationship among the parties hereto after the completion of the planned IPO.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the Investor Rights Agreement is hereby amended as follows:

AGREEMENT

1.            Article 2 is hereby amended by adding the following Section 2.3 after Section 2.2:

Section 2.3                       Series A-1 Trustee and Series A-1 Board Observer.

(a)	Each of the Trust and the Investors acknowledges and agrees that, until the earlier of when the Investors (including any permitted transferees as set forth in the Declaration of Trust) Beneficially Own less than (i) ten percent (10%) of the Common Shares issued or issuable upon conversion of the Preferred Shares purchased pursuant to the Purchase Agreement or (ii) ten percent (10%) of the Common Shares issued and outstanding following the Qualifying IPO, the Post IPO Majority (as defined below) shall be entitled to nominate for election to the Board of Trustees one (1) trustee (the “Series A-1 Trustee”). For purposes hereof, the “Post IPO Majority” shall mean the Investors holding a majority of the Common Shares issued or issuable upon conversion of the Preferred Shares purchased pursuant to the Purchase Agreement. The Trust shall take all necessary and desirable actions within its control, including, without limitation, calling shareholders’ and trustees’ meetings, and shall take all other reasonably necessary actions within such person’s control (whether in such person’s capacity as a shareholder, trustee, member of a committee of the board of trustees or officer of the Trust or otherwise, and including attendance at the board of trustees’ and/or shareholders’ meetings in person or by proxy for purposes of attaining a quorum and execution of written consents in lieu of meetings) in order to cause:

(i)	the election to the board of trustees of the Series A-1 Trustee until his or her successor has been designated as provided for herein, so approved, duly elected and qualified;

(ii)	the removal of the Series A-1 Trustee (with or without cause) at the written request of the Post IPO Majority; and

(iii)	the election to the board of trustees of an individual designated by the Post IPO Majority to fill any vacancy or vacancies created in the event that the Series A-1 Trustee, for any reason, ceases to serve as a member of the board of trustees during such member’s term of office.

(b)           In the event that the Series A-1 Trustee ceases to serve as a member of the board of trustees for any reason, the resulting vacancy shall be filled by a person designated in writing by the Post IPO Majority. The Investors agree to vote and take all other action in order to ensure that such designated replacement trustee shall be elected to the board of trustees.

(c)           Pursuant to the Declaration of Trust and the bylaws of the Trust, any designee elected pursuant to this Section 2.3 shall hold office until his or her successor shall have been duly designated, elected and qualified or he or she shall have been earlier removed from such office.

(d)          The Trust shall provide to GSAM or certain of its affiliates, funds, accounts and investment vehicles, as directed by GSAM (the “Investors Representative”) with at least thirty (30) days’ prior written notice of the date of any intended mailing of a notice to shareholders for a meeting at which trustees are to be elected. The Investors Representative shall give written notice to the Trust, no later than twenty (20) days prior to such mailing, of the person designated pursuant to Section 2.3 hereto as a nominee for election as the Series A-1 Trustee. The Trust agrees to, and to cause its Board of Trustees to, nominate and recommend for election as the Series A-1 Trustee the individual so designated, or to be designated, pursuant to Section 2.3. If the Investors Representative shall fail to give notice to the Trust as provided above, it shall be deemed that the designee then serving as the Series A-1 Trustee shall be the designee for reelection.

(e)            The Post IPO Majority, at any time and for any period of time, shall, in addition to the rights otherwise afforded hereunder, and not in lieu thereof, have the right, by written notice from time to time to the Trust, to designate one (1) individual to attend Board of Trustees and committee meetings of the Trust and board and committee meetings of any Subsidiary of the Trust. The individual so appointed by the Post IPO Majority to attend such meetings pursuant to this subsection (d) shall be referred to herein as a “Series A-1 Board Observer.” The Series A-1 Board Observer shall be entitled to receive all board and committee materials and information in the same manner and at the same time as the Board of Trustees and committee members of the Trust and the board and committee members of each Subsidiary of the Trust, and to participate in all board and committee discussions; provided, however, that the Series A-1 Board Observer shall not be entitled to vote on any matters before the board of trustees or any committee of the Trust or any board or committee of any Subsidiary of the Trust. The Series A-1 Board Observer shall execute a confidentiality agreement, in a form reasonably satisfactory to the Trust and such Series A-1 Board Observer, in order to maintain the confidential and proprietary nature of any information and materials provided to such Persons. The Trust reserves the right to withhold any information from the Series A-1 Board Observer and to exclude such Series A-1 Board Observer from any meeting or portion thereof if the Trust reasonably believes, upon advice of counsel, that access to such information or attendance at such meeting could reasonably be expected to adversely affect the attorney-client privilege between the Trust and its counsel; provided, however, that the Trust may not so withhold information from the Series A-1 Board Observer or so exclude such Series A-1 Board Observer from any such meeting or portion thereof if the Post IPO Majority reasonably believes there is a mutuality of interest between the Investors and the Trust that can be addressed through a joint defense agreement or a common interest agreement and the Series A-1 Board Observer either enters into a joint defense or common interest agreement presented to such Series A-1 Board Observer by the Trust and in a form reasonably satisfactory to the Trust and the Series A-1 Board Observer or, if no such agreement is presented, is prepared to enter into such a joint defense or common interest agreement.

2.            Article 9 is hereby amended by deleting the last sentence thereof and replacing it with the following:

Notwithstanding anything to the contrary contained in this Article 9, the rights to designate the Series A-1 Trustee and Series A-1 Board Observer pursuant to Section 2.3 hereof shall terminate on the earlier of the date on which the Investors (including any permitted transferees as set forth in the Articles Supplementary) Beneficially Own less than (i) ten percent (10%) of the Common Shares issued or issuable upon conversion of the Preferred Shares purchased pursuant to the Purchase Agreement on the date thereof or (ii) ten percent (10%) of the Common Shares issued and outstanding following the Qualifying IPO.

3.            Except to the extent modified or amended by this Amendment, all terms and provisions of the Investor Rights Agreement shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

4.            Any required notices, meetings or consents that are necessary to amend the Investor Rights Agreement are hereby waived or satisfied.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE COMPANY:

FOUR SPRINGS CAPITAL TRUST

/s/ William P. Dioguardi
By: William P. Dioguardi
Title: Chief Executive Officer and President

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GSAM:

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By:	/s/ Andres Gonzalez
Name:	Andres Gonzalez
Title:	Authorized Signatory

INVESTORS:

VINTAGE REAL ESTATE PARTNERS II FOREIGN INCOME BLOCKER LLC

By: Goldman Sachs Asset Management, L.P., its investment manager,

By:	/s/ Andres Gonzalez
Name:	Andres Gonzalez
Title:	Authorized Signatory

HO FUND B FOREIGN INCOME BLOCKER LLC

By: HO Fund B LP, its sole member

By: Goldman Sachs Asset Management, L.P., its investment manager,

By:	/s/ Andres Gonzalez
Name:	Andres Gonzalez
Title:	Authorized Signatory

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GT FUND B FOREIGN INCOME BLOCKER LLC

By: GT Fund B LP, its sole member
By: Goldman Sachs Asset Management, L.P., its investment manager

By:	/s/ Andres Gonzalez
Name:	Andres Gonzalez
Title:	Authorized Signatory

VINTAGE SECONDARY STRATEGIES LLC

By: Goldman Sachs VSS Advisors LLC, its managing member

By: GSAM Gen-Par, L.L.C., its manager,

By:	/s/ Andres Gonzalez
Name:	Andres Gonzalez
Title:	Vice President

DALPP SERIES C FOREIGN INCOME BLOCKER LLC

By: DALPP, L.P., its sole member

By: Goldman Sachs Asset Management, L.P., its investment manager,

By:	/s/ Andres Gonzalez
Name:	Andres Gonzalez
Title:	Authorized Signatory

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VINTAGE REAL ESTATE PARTNERS II (INTERNATIONAL) OFFSHORE HOLDINGS LP

By: Goldman Sachs Asset Management, L.P., its investment manager

By:	/s/ Andres Gonzalez
Name:	Andres Gonzalez
Title:	Authorized Signatory

VREP II INTERNATIONAL AJAX HOLDINGS SCSP

By: Goldman Sachs Asset Management, L.P., its investment manager

By:	/s/ Andres Gonzalez
Name:	Andres Gonzalez
Title:	Authorized Signatory

RA PROGRAM 2019 FOREIGN INCOME BLOCKER LTD

By: GSAM Gen-Par, L.L.C., its sole director

By:	/s/ Andres Gonzalez
Name:	Andres Gonzalez
Title:	Vice President

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Schedule I

Schedule of Investors

Name of Investor	Address of Investor	Number of Series A-1 Preferred Shares
Vintage Real Estate Partners II Foreign Income Blocker LLC	c/o Goldman Sachs Asset Management L.P. 200 West Street New York, NY 10282	955,152

HO Fund B Foreign Income Blocker LLC	c/o Goldman Sachs Asset Management L.P. 200 West Street New York, NY 10282	185,290

GT Fund B Foreign Income Blocker LLC	c/o Goldman Sachs Asset Management L.P. 200 West Street New York, NY 10282	185,290

Secondary Strategies LLC	c/o Goldman Sachs Asset Management L.P. 200 West Street New York, NY 10282	190,018

DALPP Series C Foreign Income Blocker LLC	c/o Goldman Sachs Asset Management L.P. 200 West Street New York, NY 10282	87,090

Vintage Real Estate Partners II (International) Offshore Holdings LP	c/o Goldman Sachs Asset Management L.P. 200 West Street New York, NY 10282	678,115

VREP II International AJAX Holdings SCSp	c/o Goldman Sachs Asset Management L.P. 200 West Street New York, NY 10282	205,850

RA Program 2019 Foreign Income Blocker Ltd	c/o Goldman Sachs Asset Management L.P. 200 West Street New York, NY 10282	13,195

Total	N/A	2,500,000

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